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                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in this registration statement of SunGard Data Systems Inc. on Form S-3 of our reports dated February 13, 1997, on our audits of the consolidated financial statements and consolidated financial statement schedule of SunGard Data Systems Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which reports are included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                 /s/ Coopers & Lybrand LLP

                                 COOPERS & LYBRAND LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 18, 1997